Exhibit 107

Filing Fee Table

           F-1

(Form Type)

           iOThree Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Fees To Be Paid	Equity	Ordinary Shares, $0.01 par value per share (2)(3)	Rules 457(a) and 457(o)	4,068,330	6.00	$24,409,980.00	0.00014760	$3,602.91
Fees To Be Paid	Equity	Representative’s Warrants (4)	Rule 457(g)	–	–	–	–	–
Fees To Be Paid	Equity	Ordinary Shares underlying Representative’s Warrants	Rules 457(a) and 457(o)	203,416	7.20	$1,464,595.20	0.00014760	$216.17
Fees To Be Paid	Equity	Ordinary Shares, $0.01 par value per share (5)	Rules 457(a) and 457(o)	3,911,318	6.00	$23,467,908.00	0.00014760	$3,463.86
	Total Offering Amounts					$49,342,483.20		$7,282.96
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$7,282.96

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes Ordinary Shares that may be purchased by the underwriter pursuant to its option to purchase additional Ordinary Shares to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	Includes Ordinary Shares registered for sale on this registration statement by the Selling Shareholders named in this registration statement. Also includes 350,135 Ordinary Shares being registered to cover the underwriters’ 45-day option to purchase a number of Ordinary Shares equal to 15% of the number of Ordinary Shares sold by us in this offering at the initial public offering price less the underwriting discounts and commissions.

(4)	In accordance with Rule 457(g), no separate registration fee with respect to the Representative’s Warrants registered on this registration statement is required.

(5)	Represents Ordinary Shares registered for resale on this registration statement by the Reselling Shareholders named in this registration statement or their permitted transferees.